VIKING MUTUAL FUNDS

CUSTODY AGREEMENT

	AGREEMENT dated as of April 17, 2002, between VIKING MUTUAL FUNDS, a Delaware Business Trust having its principal office and place of business at 1400 14th Avenue, SW, Minot, North Dakota 58701(the Trust), and First Western Bank & Trust, a state chartered bank with its principal place of business at 900 South Broadway, Minot, ND 58701 (the Custodian).

W I T N E S S:

	That for and in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:

1.	Definitions.

	Whenever used in this Agreement or in any Schedules or Appendices to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

a) Fund or Funds shall mean any series of the Trust listed in Appendix C attached hereto.

b) Authorized Person shall be deemed to include the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Funds and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

c) BookEntry System shall mean the Federal Reserve/Treasury bookentry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

d) Certificate shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Fund or the Funds by any Authorized Person or any officer thereof.

e) Trust Instrument shall mean the Trust Instrument of the Trust dated March 30, 1999 as the same may be amended from time to time.

f) Depository shall mean The Depository Trust Company (DTC), a clearing agency registered with the Securities and Exchange Commission under
Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term Depository shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

g) Money Market Security shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers acceptances and shortterm corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

h) Investment Company Security shall be deemed to be shares of other investment companies held by a Fund for investment purposes.

i) Oral Instructions shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

j) Prospectus shall mean the Funds current prospectus(es) and statement of additional information relating to the registration of the Funds Shares under the Securities Act of 1933, as amended.

k) Shares refers to shares of common stock, $.001 par value per share, of the Funds.

l) Security or Securities shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities interests and investments from time to time owned by the Funds.

m) Transfer Agent shall mean the person that performs as the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Funds.

n) Written Instructions shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

o) The 1940 Act refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

2.	Appointment of Custodian.

	(a)	The Trust hereby constitutes and appoints the Custodian as
custodian of all the Securities and monies at the time owned by or in the possession of the Funds during the period of this Agreement.

	(b)	The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3.	Compensation.

(a)	For the services provided and the expenses assumed by the
Custodian pursuant to this Contract, the Funds will pay the Custodian a custodian fee, paid monthly as set forth in Appendix D attached hereto.
	(b)	If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

4.	Custody of Cash and Securities.

	(a)	Receipt and Holding of Assets.

	The Funds will deliver or cause to be delivered to the Custodian all Securities and monies owned by the Funds at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received by it. A Fund shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities or Investment Company Securities, by means of Oral Instructions or Written Instructions, as to the manner in which and in what amounts Securities and monies are to be deposited on behalf of the Fund in the BookEntry System or the Depository; provided, however, that prior to the deposit of Securities of the Fund in the BookEntry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian in the BookEntry System or the Depository. Securities and monies of the Funds deposited in the BookEntry System will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts which the Custodian acts in a fiduciary or representative capacity.

	(b)	Accounts and Disbursements.  The Custodian shall establish and maintain a separate account for each Fund and shall credit to the separate account all monies received by it for the account of the Fund and shall disburse the same only:

1.	In payment for Securities purchased for the Fund, as
provided in Section 5 hereof;

2.	In payment of dividends or distributions with respect to the
Shares of the Fund, as provided in Section 7 hereof;

3.	In payment of original issue or other taxes with respect to
the Shares of the Fund, as provided in Section 8 hereof;

4.	In payment for Shares which have been redeemed by the Fund,
as provided in Section 8 hereof;

5.	Pursuant to Written Instructions, or with respect to Money
Market Securities or Investment Company Securities, Oral Instructions or Written Instructions, setting forth the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

6. In payment of fees of the Custodian attributable to the Fund, as provided in Section 3 hereof.

7.	In payment of other expenses of a Fund as the Fund or its
other authorized person(s) shall instruct.

	(c)	Statements.  Promptly after the close of business on each day, the
Custodian shall furnish each Fund with a summary of all transfers to or from the account of the Fund during said day. Where securities purchased by a Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodians account on the books of the Depository or the BookEntry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Fund. At least monthly, the Custodian shall furnish each Fund with a detailed statement of the Securities and monies held for the Fund under this Agreement.

	(d)	Registration of Securities and Physical Separation.  All
Securities held for a Fund which are issued or issuable only in bearer form, except such Securities as are held in the BookEntry System, shall be held by the Custodian in that form; all other Securities held for a Fund may be registered in the name of that Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the BookEntry System or the Depository or their successor or successors, or their nominee or nominees. The Funds reserve the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Funds agree to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the BookEntry System or the Depository, any Securities which it may hold for the account of a Fund and which may from time to time be registered in the name of that Fund. The Custodian shall hold all such Securities specifically allocated to a Fund which are not held in the BookEntry System or the Depository in a separate account for that Fund in the name of that Fund, physically segregated at all times from those of any other person or persons.

	(e)	Segregated Accounts.  Upon receipt of a Written Instruction the
Custodian will establish segregated accounts on behalf of each Fund to hold liquid or other assets as it shall be directed by a Written
Instruction and shall increase or decrease the assets in such Segregated Account only as it shall be directed by subsequent Written Instruction.

	(f)	Collection of Income and Other Matters Affecting Securities.
Unless otherwise instructed to the contrary by a Written Instruction, the Custodian by itself, or through the use of the BookEntry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for a Fund in accordance with this
Agreement:

		1.	Collect all income due or payable;

	2.	Present for payment and collect the amount payable upon all
Securities which may mature or be called, redeemed or retired, or otherwise become payable;

	3.	Surrender Securities in temporary form for definitive
Securities;

	4.	Execute any necessary declarations or certificates of
ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

	5.	Hold directly, or through the BookEntry System or the
Depository with respect to Securities therein deposited, for the account of a Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund.

	(g)	Delivery of Securities and Evidence of Authority.  Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7 and 8 of this Section 4(g) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book
Entry System or the Depository, shall:

	1.	Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of a Fund as owner of any Securities may be exercised;

	2.	Deliver or cause to be delivered any Securities held for a
Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

	3.	Deliver or cause to be delivered any Securities held for a
Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Fund such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

	4.	Make or cause to be made such transfers or exchanges of the
assets specifically allocated to the separate account of a Fund and take such other steps as shall be stated in Written
Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

	5.	Deliver Securities upon sale of such Securities for the
account of a Fund pursuant to Section 5;

	6.	Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by a Fund;

	7.	Deliver Securities owned by a Fund to the issuer thereof or
its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian.

	8.	Deliver Securities for delivery in connection with any loans of securities made by a Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

	9.	Deliver Securities for delivery as security in connection
with any borrowings by a Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

	10.	Deliver Securities upon receipt of Written Instructions from a Fund for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Funds Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

	11.	Deliver Securities as collateral in connection with short
sales by a Fund of common stock for which the Fund owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment or further consideration, into shares of the common stock sold short;

	12.	Deliver Securities for any purpose expressly permitted by
and in accordance with procedures described in the Funds
Prospectus; and

	13.	Deliver Securities for any other proper business purpose,
but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary of the Trust, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

	(h)	Endorsement and Collection of Checks, Etc.  The Custodian is
hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the accounts of the Funds.

5.	Purchase and Sale of Investments of the Funds.

	(a)	Promptly after each purchase of Securities for a Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities or Investment Company Securities, a Written Instruction, and (ii) with respect to each purchase of Money Market Securities or Investment Company Securities, either a Written Instruction or Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principal amount purchased and accrued interest, if any; (3) the date of purchase and settlement; (4) the purchase price per unit; (5) the total amount payable upon such purchase; and (6) the name of the person from whom or the broker through whom the purchase was made, if any. The Custodian shall receive the Securities purchased by or for a Fund and upon receipt of Securities shall pay out of the monies held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instruction.

	(b)	Promptly after each sale of Securities of a Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities or Investment Company Securities, a Written Instruction, and (ii) with respect to each sale of Money
Market Securities or Investment Company Securities, either Written
Instruction or Oral Instruction, in either case specifying with respect to such sale: (1) the name of the issuer and the title of the Securities; (2) the number of shares or principal amount sold, and accrued interest, if any; (3) the date of sale; (4) the sale price per unit; (5) the total amount payable to the Fund upon such sale; (6) the name of the broker through whom or the person to whom the sale was made.
The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable to the Fund as set forth in such Written or Oral Instruction. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6.	Lending of Securities.

	(a) If a Fund is permitted by the terms of the Trust Instrument and as disclosed in its Prospectus to lend Securities, within 24 hours after each loan of Securities, the Fund shall deliver to the Custodian a Written Instruction specifying with respect to each such loan: (i) the name of the issuer and the title of the Securities; (ii) the number of shares or the principal amount loaned; (iii) the date of loan and delivery; (iv) the total amount to be delivered to the Custodian, and specifically allocated against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (v) the name of the broker, dealer or financial institution to which the loan was made. The Custodian has no obligation or requirement to verify whether the Trust Instrument permits the Fund to lend Securities.

	(b)	Promptly after each termination of a loan of Securities, the Fund shall deliver to the Custodian a Written Instruction specifying with respect to each such loan termination and return of Securities: (i) the name of the issuer and the title of the Securities to be returned; (ii) the number of shares or the principal amount to be returned; (iii) the date of termination; (iv) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instruction); (v) the name of the broker, dealer or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay the total amount payable upon such return of Securities as set forth in the Written Instruction. Securities returned to the Custodian shall be held as they were prior to such loan.

7.	Payment of Dividends or Distributions.

	(a)	Each Fund shall furnish to the Custodian the vote of the Board of
Trustees of the Trust certified by the Secretary authorizing the declaration of distributions on a specified periodic basis.

	(b)	In accordance with the authorization of the Board of Trustees of the Trust, the Custodian shall pay out the total amount payable.

8.	Sale and Redemption of Shares of the Funds.

	(a)	Whenever a Fund shall sell any Shares, the Fund or its Transfer
Agent shall deliver or cause to be delivered to the Custodian the amount of money received for the sale of such Shares.

	(b)	Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Fund.

	(c)	Upon issuance of any Shares in accordance with the foregoing provisions of this Section 8, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

	(d)	Except as provided hereafter, whenever any Shares are redeemed, the Fund or its Transfer Agent shall promptly furnish to the Custodian
Written Instructions, specifying the amount to be paid for the Shares redeemed. Upon receipt of such written instructions, the Custodian shall make payment.

(f)	Notwithstanding the above provisions regarding the redemption of
Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by a Fund, the Custodian, unless otherwise instructed by a Written Instruction shall, honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Fund for such purpose.

9.	Indebtedness.

	(a)	Each Fund will cause to be delivered to the Custodian by any bank
(excluding the Custodian) from which the Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing: (1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into (the borrowing date); (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Fund on the borrowing date; (6) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; and (7) a statement that such loan is in conformance with the 1940 Act and the Funds Prospectus.

	(b)	Upon receipt of the Written Instruction referred to in
subparagraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by a Fund from time to time such Securities as may be specified in Written Instruction to collateralize further any transaction described in this Section 9. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it.
In the event that a Fund fails to specify in Written Instruction all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

10.	Opinion of Trusts Independent Accountant.

The Custodian shall take all reasonable action, as the Trust on behalf of each applicable Fund may from time to time request, to provide information to, and cooperate with, the Trusts independent accountant with respect to the Custodians activities hereunder in connection with the preparation of the Trusts Form N1A, and Form NSAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of the Commission.

11.	Persons Having Access to Assets of the Funds.

	(a)	No trustee or agent of the Trust or the Funds, and no officer, director, employee or agent of the Funds investment adviser, of any subadviser of the Fund, or of the Funds administrator, shall have physical access to the assets of a Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of a Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Funds investment adviser, with any sub adviser of the Funds or with the Funds administrator shall have access to the assets of the Funds.

	(b)	Nothing in this Section 11 shall prohibit any officer, employee or agent of the Trust or the Funds, or any officer, trustee, employee or agent of the investment adviser, of any subadviser of the Funds or of the Funds administrator, from giving Oral Instructions or Written
Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Funds prohibited by paragraph (a) of this Section 11.

12.	Overdraft Facility and Security for Payment.

		In the event that the Custodian is directed by Written Instruction (or Oral Instruction confirmed in writing) to make any payment or transfer of funds on behalf of a Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an Overdraft) to the Fund in an amount sufficient to allow the completion of such payment or transfer. The Custodian shall have authority over which account of the Fund held at the Custodian to overdraft (i.e. the Custodian may transfer funds from a demand deposit account (DDA) to a trust department account to cause the overdraft of the DDA account in lieu of the trust account).
Any Overdraft provided hereunder: (a) shall be payable on the next
Business Day, unless otherwise agreed by the Fund and the Custodian; and
(b) shall accrue interest or fees from the date of the Overdraft to the date of payment in full by the Fund at such rates as agreed upon in writing, from time to time, by the Custodian and the Fund. The
Custodian and the Funds acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, or to meet other emergency expenses not reasonably foreseeable by the Funds. The Custodian shall promptly notify a Fund (an
Overdraft Notice) of any Overdraft by facsimile transmission or in such other manner as the Funds and the Custodian may agree. To secure payment of any Overdraft, the Funds hereby grant to the Custodian a continuing security interest in the Securities in each Funds account from time to time in the full amount of such Overdraft. In such case, the Custodian shall be entitled to take such action(s) or exercise such options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Delaware Uniform Commercial Code or any other applicable law.

13.	Concerning the Custodian.

	(a)	Standard of Conduct.  Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian shall be liable to the Funds for any loss or damage resulting from the use of the BookEntry
System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents.

	(b)	Limit of Duties.  Without limiting the generality of the
foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

	1.	The validity of the issue of any Securities purchased by a
Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

	2.	The legality of the sale of any Securities by a Fund or the
propriety of the amount for which the same are sold;

	3.	The legality of the issue or sale of any Shares, or the
sufficiency of the amount to be received therefore;

	4.	The legality of the redemption of any Shares, or the
propriety of the amount to be paid therefor;

	5.	The legality of the declaration or payment of any
distribution of a Fund; or

	6.	The legality of any borrowing for temporary or emergency
administrative purposes.

	(c)	No Liability Until Receipt.  The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of a Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Funds interest in the BookEntry System or the Depository.

	(d)	Amounts Due from Transfer Agent.  The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to a Fund from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

	(e)	Collection Where Payment Refused.  The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

	(f)	Appointment of Agents and SubCustodians.  The Custodian may
appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as Subcustodian or as Sub custodians of Securities and monies at any time owned by the Funds, upon terms and conditions specified in a Certificate. If it is authorized to do so, the Custodian shall use reasonable care in selecting a Depository and/or Subcustodian located in a country other than the United States (Foreign Sub custodian), and shall oversee the maintenance of any Securities or monies of the Funds by any Foreign Subcustodian. In addition, the Custodian shall hold the Funds harmless from, and indemnify the Funds against, any loss that occurs as a result of the failure of any Foreign Subcustodian to exercise reasonable care with respect to the safekeeping of Securities and monies of the Funds.

	(g)	No Duty to Ascertain Authority.  The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for a Fund are such as may properly be held by the Fund under the provisions of the Trust Instrument and the Funds Prospectus.

	(h)	Reliance on Certificates and Instructions.  The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer of the Trust.
The Custodian shall be entitled to rely upon any Written Instruction or Oral Instruction actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The
Funds agree to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Funds agree that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Funds.
The Funds agree that the Custodian shall incur no liability to the Funds in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions, provided such instructions reasonably appear to have been received from a duly Authorized Person.

	(i)	Inspection of Books and Records.  The books and records of the
Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund and by the appropriate employees of the Securities and Exchange Commission.

		The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book
Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

14.	Liability, Loss or Damages.

(a) Each party hereto agrees that it will indemnify the other party for any loss, expense or liability arising out of any action taken or omitted by such other party under this Agreement in good faith and without negligence or willful misconduct.

(b)       As a condition of the indemnification provided for in this
Section 14, if in any case the indemnifying party is asked to indemnify and hold the indemnified party harmless, the indemnified party shall fully and promptly notify the indemnifying party of any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party. The indemnifying party shall be entitled, at its own expense, to participate in the investigation and to be consulted as to the defense of any such claim, and in such event, the indemnified party shall keep the indemnifying party fully and currently informed of all developments relating to such investigation or defense. At any time, the indemnifying party shall be entitled at its own expense to conduct the defense of any such claim, provided that the indemnifying party: (a) reasonably demonstrates to the other party its ability to pay the full amount of potential liability in connection with such claim and (b) first admits in writing to the other party that such claim is one in respect of which the indemnifying party is obligated to indemnify the other party hereunder. Upon satisfaction of the foregoing conditions, the indemnifying party shall take over the complete defense of the claim, and the indemnified party shall initiate no further legal or other expenses for which it shall seek indemnification. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be asked to indemnify the indemnified party, except with the indemnifying partys prior written consent.

(c) Indemnity under this Agreement shall exist throughout the duration of this Agreement. Furthermore, the indemnity provided under this Agreement shall include coverage for any loss, expense or liability arising after the termination of this Agreement provided that such loss, expense or liability relates to action taken or omitted by a party hereto, under this Agreement and during the term of this Agreement, in good faith and without negligence or willful misconduct.

15.	Additional Funds.

		In the event that the Trust establishes one or more new series of shares with respect to which it desires to have the Custodian render services as custodian under the terms of this Agreement, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of shares shall become a Fund hereunder.

16.	Limitation of Trustee, Officer and Shareholder Liability.

		It is expressly agreed that the obligations of the Trust and each Fund hereunder shall not be binding upon any of the trustees, officers, agents or employees of the Trust or upon the shareholders of the Funds personally, but shall only bind the assets and property of the Trust, as provided in its Trust Instrument. The execution and delivery of this Agreement have been authorized by the trustees of the Trust, and this Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust, as provided in its Trust Instrument.

17.	Term and Termination.

	(a)	This Agreement shall become effective on the date first set forth above (the Effective Date) and shall continue in effect thereafter as the parties may mutually agree.

	(b)	Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a certified vote of the Board of Trustees of the Trust, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

		In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Trustees of the Trust, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Trust fails to designate a successor custodian, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the BookEntry System which cannot be delivered to the Funds) and monies then owned by the Funds, be deemed to be its own custodian, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the BookEntry System which cannot be delivered to the Funds.

	(c)	Upon the date set forth in such notice under paragraph (b) of this
Section 17, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian on behalf of the Funds, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.


18.	Miscellaneous.

	(a)	Annexed hereto as Appendix A is a certification signed by the
Secretary of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present
Authorized Persons as set forth in the last delivered certification.

	(b)	Annexed hereto as Appendix B is a certification signed by the
Secretary of the Trust setting forth the names and the signatures of certain officers of the Trust. The Trust agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Trust or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the delivered certification.

	(c)	Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 900 South Broadway, Minot, ND 58701 or at such other place as the Custodian may from time to time designate in writing.

	(d)	Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust or the Funds, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its offices at 1400 14th Avenue, SW, Minot, North Dakota 58701 or at such other place as the Trust may from time to time designate in writing.

	(e)	This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized and approved by a vote of the Board of Trustees of the Trust, including a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust (as defined in the 1940 Act), or (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

	(f)	This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a vote of the Board of Trustees of the Trust, and any attempted assignment without such written consent shall be null and void.

	(g)	The Trust represents that a copy of the Trust Instrument is on file with the State of Delaware.

	(h)	This Agreement shall be construed in accordance with the laws of the State of Delaware.

	(i)	The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

	(j)	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duty authorized as of the day and year first above written.

						VIKING MUTUAL FUNDS

						BY:  ______________________________

						Name:	Shannon D. Radke
						Title:	President


						FIRST WESTERN BANK & TRUST

						By:  _______________________________

						Name:
						Title:


APPENDIX A


	I, Douglas P. Miller, Secretary of Viking Mutual Funds, a business trust organized under the laws of the State of Delaware (the Trust), do hereby certify that:


	The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Trust and the signatures set forth opposite their respective names are their true and correct, signatures:

	Name					Signature


	Shannon D. Radke

	Douglas P. Miller

	John R. Sampson		______________________________

	John W. Feaster		______________________________

	Lynn M. Ciecwicz		______________________________

	Rebecca W. Olson		______________________________

	Kimberly A. Hing		______________________________

	David R. Kling		______________________________





					Dated:


APPENDIX B

	I, Douglas P. Miller, Secretary of Viking Mutual Funds, a business trust organized under the laws of The State of Delaware (the Trust), do hereby certify that:

	The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trusts Trust Instrument and the signatures set forth opposite their respective names are their true and correct signatures:

Name				Position			Signature

Shannon D. Radke	President and Treasurer

Douglas P. Miller	Vice President and Secretary


						Dated:

APPENDIX C

FUNDS SUBJECT TO AGREEMENT



Viking LargeCap Value Fund
Viking TaxFree Fund for North Dakota
Viking TaxFree Fund for Montana
Viking SmallCap Value Fund





DATE:


APPENDIX D

SCHEDULE OF COMPENSATION



Monthly Fee

$1,150.00






DATE:

14
DC293425.01